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Bristol-Myers Squibb Company

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EXPLANATORY NOTE

The following materials supplement the Definitive Proxy Statement filed by Bristol-Myers Squibb Company (the “Company”) with the Securities and Exchange Commission on March 24, 2015. Beginning on April 24, 2015, these materials are being provided to certain stockholders of the Company in connection with the solicitation of proxies for the Company’s 2015 Annual Meeting of Stockholders to be held on May 5, 2015.

Executive Compensation and Governance Practices April 2015

Executive Summary 2 Transformative period for Bristol-Myers Squibb with continued evolution in 2014 Ongoing strategic shift from a biopharmaceutical company to a diversified specialty BioPharma company Execution on CEO succession plan; new CEO and Board chair in place as of 2015 Successful execution of important strategic objectives is reflected in our share price growth Significant R&D pipeline and regulatory milestones achieved Disciplined capital allocation Continued track record of stockholder value creation In response to stockholder feedback, our Compensation and Management Development Committee made several changes to our compensation program Enhanced emphasis on long-term incentives to more closely align with long-term performance Stronger ties to our strategic goals and stockholder value creation Our executive compensation structure has resulted in strong alignment between pay and stockholder value creation Demonstrated alignment between pay and TSR throughout our CEO’s tenure, with thorough process for setting challenging metrics against measurable financial targets reflecting market conditions and business transformation Our governance structure provides strong stockholder rights and board accountability Our governance practices reflect ongoing feedback from our stockholders Charter amendment to establish exclusive forum would support our stockholders’ interests Our current governance structure, which includes special meeting rights, makes adoption of written consent unnecessary

Company Overview Diversified Specialty BioPharma Company Our company combines: Cardiovascular - Agility and research prowess of a biotech Resources and financial stability of a large pharmaceutical company - Immuno-science Virology Global franchise with diversified revenue mix Neuroscience Strong presence in key therapeutic areas including oncology, virology, immunology, cardiovascular Oncology Delivered 14 new medicines to patients in the past 10 years 2014 Total Revenues were $15.9B Confident in our Future Commercial performance of key/new brands Continued evolution of specialty model Innovative pipeline to fuel long-term growth Disciplined capital allocation A transformational 2014 has the company well-positioned for long-term success NOT FOR PRODUCT PROMOTIONAL USE 3 Percentage of Key Product Revenue by Therapeutic Area

4 2014 Company Performance 4 2014 was a transformational year in which we: Achieved significant R&D pipeline and regulatory milestones Realized strong sales growth of our priority products Sold our interest in our Diabetes Alliance to focus on diversifying our research and commercialization in specialty medicines Reinforced our leadership in immuno-oncology and established the foundation for future growth Formulated our CEO succession plans and announced them in January 2015 2014 Sales Increases of Select Key Brands (%) Year-Over-Year Eliquis >100% Yervoy +36% Sprycel +17% Orencia Franchise +14% Erbitux +4% Significant 2014 Drug Approvals Opdivo (Immuno-Oncology) Metastatic melanoma in U.S and Japan Hepatitis C Franchise* Japan and several countries in Europe 10 products in Phase 2 development at end of 2014 *Daklinza in Europe, Daklinza/Sunvepra dual regimen in Japan Cumulative Indexed Total Shareholder Return 3-Year TSR 5-Year TSR

Key Achievements during CEO Tenure

Drug Approvals*

*Years represent first major market approval (US, EU or Japan)

2010	2011	2012	2013	2014	2015
kombiglyze XR	Eliquis (apixaban tablets); YERVOY (ipilimumab)	forxiga (dapagliflozin)		OPDIVO (nivolumab); Daklinza (daclatasvir); xigduo (dapagliflozin and metformin HCl); Sunvepra (asunaprevir)	EVOTAZ (atazanavir and cobicistat)

Operational and Strategic

- Guided the company through its evolution into a diversified specialty BioPharma company
- Sharpened R&D focus on specialty products
- Developed innovative R&D pipeline to fuel long-term growth
- Executed a number of business development transactions to complement and strengthen internal pipeline
- Divestiture of Diabetes Alliance
- Refocused commercial organization to optimize global brands and key markets
- Effectively managed impact of global economic crisis at beginning of tenure
- Executed robust CEO and key senior management succession plans

NOT FOR PRODUCT PROMOTIONAL USE

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Bristol-Myers Squibb

6 CEO Pay Aligns with Short and Long-Term Performance Our TSR, market cap and P/E ratio have grown significantly over CEO Andreotti’s tenure TSR over CEO tenure* was 179%, strongly outperforming peer group (143%) and S&P 500 (105%) Market cap more than doubled (increasing by $54B) P/E ratio more than tripled Source: S&P Capital IQ. All external data is at median. Total CEO Compensation reflects numbers included in company Summary Compensation Tables. Indexed TSR data reflects ISS’ methodology *TSR through Dec. 31, 2014 **Reported 2014 PSU award value is $6.4M higher than the amount approved and granted by the Committee in 2014 due to the phasing out of the old PSU design and corresponding recognition of prior year award values 6 P/E: 14.79x Mkt Cap: $43.5B (May) P/E: 16.31x Mkt Cap: $59.7B P/E: 28.09x Mkt Cap: $53.8B P/E: 34.51x Mkt Cap: $87.5B P/E: 49.19x Mkt Cap: $97.8B 2014 CEO compensation reflects transformational accomplishments in 2014 and throughout CEO’s tenure — reinforcement of our competitive advantage in immuno-oncology, acceleration of specialty BioPharma strategy and strong sales growth in priority products $6.4M = Prior Year Awards** 0 50 100 150 200 250 300 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 2010 2011 2012 2013 2014 CEO Pay ($000) Indexed TSR

Executive Compensation Framework 7 Our Compensation Philosophy Pay for Performance A substantial portion of compensation is variable and at-risk based on financial and operational results, progress against goals and company TSR Competitive Pay Program Attracts and retains talented executives capable of leading our business in our highly complex and competitive environment 1 2 89% of CEO Compensation is At-Risk Sound Compensation Governance Practices 100% performance-based annual and long-term incentives Caps on payouts under annual and long-term incentive awards Robust share ownership and retention guidelines Robust clawback and recoupment policies Prohibition on speculative and hedging transactions No perquisites for NEOs No employment contracts or guaranteed bonuses with NEOs Double-trigger change-in-control agreements Prohibition on re-pricing or backdating of equity awards Independent compensation consultant 82%* of Average NEO (excl. CEO) Compensation is At-Risk Performance Share Units 44% Performance Share Units 38% Annual Incentive 18% *Represents significant increase over 2013 Base Salary 11% Annual Incentive 16% Market Share Units 29% Base Salary 18% Market Share Units 26%

Plan Structure Aligns Pay with Performance Allows us to attract and retain talent in a highly competitive labor market Set based on pay levels of comparable positions within peer group, as well as qualifications, experience and role criticality Merit increases based on individual performance and size of annual merit increase budget superiority Confidence, Regional Study Reward the achievement of financial goals and further align executive compensation with the interests of our stockholders New 3-year TSR modifier added in 2014 Reported 2014 PSU award value is $6.4M higher than the amount approved and granted by the Committee in 2014 due to the phasing out of the old PSU design and corresponding recognition of prior year award values Rewards creation of incremental stockholder value Provides a mix of short, medium and long-term performance periods Retains some retentive value in down markets without breaking pay-for-performance link NOT FOR PRODUCT PROMOTIONAL USE 8 Market Share Units (40%) Long-Term Incentive Performance Share Units (60%) Annual Incentive Company Performance Factors Individual Performance Factor EPS (50%) Critical measure of annual profitability, aligning our employees with our stockholders Committee judgment applied against pre-defined and measureable operational, financial, and strategic objectives Clear performance objectives are set at the beginning of each year to align with our company’s goals Executives are assessed on “Results” and “Behaviors” – assessments are used as the basis for making individual compensation decisions Total Revenues (25%) Foundation of long-term sustainable growth and competitive Pipeline (25%) Near-Term Value (50%) Regulatory submissions and product approvals Increases focus on late-stage pipeline and development of a robust earlier pipeline Long-Term Growth Potential (50%) Development Candidates, First in Human, Proof of Starts Base Salary

Long-Term Incentive Plan is 100% Performance-Based

	Performance Share Units	Market Share Units
Proportion of Annual Grant	60%	40%
Metrics & Weighting	EPS: 70% Total Revenues: 30%	Share Price Performance
3-Year Relative TSR Modifier (vs. Peers)	Modifies award by up to +/-20%	N/A
Min / Max Payout (% of Target Units)	0% / 201%	0% / 200%*
Vesting	3-year, cliff vesting	4-year, ratable vesting

**The number of shares earned from MSUs can increase or decrease, in proportion to the change in our share price over the one-, two-, three- and four-year performance periods. The minimum share price achievement required to earn any shares from MSUs is 60% of the grant date stock price. Accordingly, if 60% is not achieved, zero shares will vest.*

2014 – 2016 PSU Award Design



2014
2015
2016
2017
2014 EPS / Total Revenues
Earned award adjusted based on relative 3-year TSR performance; no shares vest until 3/10/17
TSR Modifier Period (3/10/14 – 2/28/17)

NOT FOR PRODUCT PROMOTIONAL USE
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Bristol-Myers Squibb

Rigorous Incentive Target Setting Our compensation program and incentives are designed to motivate our executives to deliver high performance with the highest integrity in a competitive labor market Performance targets, both financial and individual, in our incentive plans are: Clear and pre-defined Tied to key strategic, financial and operational objectives of our Company Account for anticipated changes in our business Aligned with earnings guidance range NOT FOR PRODUCT PROMOTIONAL USE 10 Individual Performance Target Considerations Measureable achievement of steps necessary to execute transformation Acute focus on R&D in specialty products Development of innovative R&D pipeline to fuel long-term growth, both organically and through business development Company Target Considerations Transformation of our business into a diversified specialty BioPharma company Divestiture of Diabetes Alliance, which accounted for $1.68B in 2013 revenue Though 2014 revenues decreased 4% compared to the prior year, global revenues increased 6% excluding the divested Diabetes Alliance Anticipated pipeline approvals 2014 EPS and revenue targets were reduced from prior year to reflect the divestiture of a key business; this does not reflect a weakness in our financial performance Stock price has continued to grow and is near an all-time high

Added a pipeline metric to our annual bonus plan and a relative 3-year TSR modifier to our PSU awards Reduced duplication of performance measures between annual and long-term incentive plans 2014 Compensation Updates 11 Enhanced Performance Metrics In 2014, we engaged institutional stockholders holding a substantial portion of outstanding shares on compensation and governance matters Sessions yielded valuable and generally positive feedback, including support for 2014 compensation program design changes and suggested enhancements to disclosure included in 2015 CD&A Simplified design of PSU awards to increase transparency and provide clearer incentive for our executives Replaced 3 annual performance periods within the same PSU award with a single annual performance period Introduced relative 3-year TSR modifier and preserved long-term nature of award through 3-year vesting Simplified PSU Award Design Significantly increased proportion of total direct compensation subject to performance for executives (other than the CEO) Particularly large increase under long-term incentive program, to sustain our desired pay mix (fixed to variable) over time Increased Emphasis on “At Risk” Compensation Committed to eliminate remaining excise tax gross-ups in change-in-control agreements for grandfathered executives, effective January 1, 2016 Ceased providing excise tax gross-ups on excess parachute payments for newly eligible executives beginning in September 2010 Committed to Eliminate Excise Tax Gross-ups New CEO Caforio’s compensation, beginning in May 2015, positioned at approximately the 25th percentile of our current proxy peer group New CEO Compensation

12 Committed to Sound Corporate Governance 12 Ability to call special meetings (25%) No supermajority voting provisions for common stockholders No stockholder rights plan Semi-annual political contributions disclosures Stockholder Rights Board Accountability Annual election of Directors Majority voting standard and resignation policy for election of Directors Director retirement policy (75) Limit on outside board memberships for BMY Directors Extensive related party transaction policies and procedures Healthcare Industry 7 Science/Technology 8 Sales and Marketing 7 Manufacturing 8 Financial 11 International 9 Government/Academia 4 Public Company CEO/COO 6 Outside Public Company Board Experience 10 Board Experience Experience Area Number of Directors with Specific Background

Exclusive Forum Charter Amendment Protects Stockholders Our Board has proposed a charter amendment to designate Delaware Court of Chancery as the exclusive forum for specified legal actions The Delaware Court of Chancery is widely regarded as the preeminent court for disputes in terms of precedent, experience and focus Delaware Court of Chancery has experienced jurists with a deep understanding of Delaware law Exclusive forum provision would mitigate multi-jurisdictional lawsuits, reducing legal expenses and risk of inconsistent outcomes Company and stockholders would avoid costly and duplicative litigation Would reduce risk that Delaware law may be misapplied by a court in another jurisdiction Would reduce risk of different outcomes if two similar cases proceeded in different courts Our Board is requesting that stockholders take this action to prevent potential future harm to the company and its stockholders and not in response to specific litigation 13 Our Board recommends a vote FOR the charter amendment (Proposal 4)

Our Governance Profile Makes Written Consent Unnecessary Our governance structure provides stockholders with strong rights and establishes meaningful board accountability, including: Right to call a special meeting Majority vote standard Annual director elections Support for the stockholder proposal to adopt written consent is unnecessary and would establish an inferior right that could disenfranchise stockholders Holders of just a majority of our outstanding shares could take action without the input of other stockholders or the company Our Board may not have an opportunity to assess proposed actions or seek alternatives that may provide greater value to all stockholders Stockholders may be deprived of the benefit of the Board’s assessment or proxy advisory firm recommendation before voting Consent solicitations can be used as a distraction or a means to try to coerce boards into taking actions that may not be in the best interests of the company or its stockholders 14 Our Board recommends a vote AGAINST the stockholder proposal to establish written consent (Proposal 6)

Forward-Looking Information This presentation contains statements about the Company’s future plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated as a result of various important factors, including those discussed in the company’s most recent annual report on Form 10-K and reports on Form 10-Q and Form 8-K. These documents are available from the SEC, the Bristol-Myers Squibb website or from Bristol-Myers Squibb Investor Relations. In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. This presentation also contains certain non-GAAP financial measures, adjusted to include certain costs, expenses, gains and losses and other specified items. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are available on the Company’s website at www.bms.com. 15 15